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Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

May 27, 2009

Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012

Ladies and Gentlemen:

        We have acted as counsel to Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale by the Company from time to time of an aggregate amount of up to $150,000,000 of (i) common stock, par value $.01 per share (the "Common Stock"), of the Company and (ii) debt securities (the "Debt Securities") of the Company.

        The Debt Securities are to be issued pursuant to an indenture (the "Indenture") and one or more supplemental indentures entered or to be entered into between the Company and The Bank of New York Mellon, as trustee (the "Trustee").

        We have examined copies of the Restated Certificate of Incorporation, as amended to the date hereof (the "Restated Certificate of Incorporation"), and By-laws of the Company, as amended to the date hereof (the "By-laws"), the form of the Indenture, the Registration Statement and such other documents, records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, our opinion in paragraph (1) below that the Company is validly existing as a corporation in good standing under the laws of the State of Delaware is based solely upon our review of a Certificate of Good Standing issued by the Secretary of State of Delaware.

        In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

        In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each party to any document entered into connection with the issuance or delivery of any such security other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

  1.
  The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

  2.
  When (i) the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the Trustee and the Company, (ii) the specific terms of a particular Debt Security have been approved by the Board of Directors of the Company or a committee thereof and duly authorized and established in accordance with the Indenture and applicable supplemental indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability, and will be entitled to the benefits of the Indenture and applicable supplemental indenture.

  3.
  When (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of Debt Securities, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of such Debt Securities (if applicable), such shares of Common Stock will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

        This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

        The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

        Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ WILLKIE FARR & GALLAGHER LLP

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  Exhibit 5.1